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                                                               Exhibit (k) (iii)

April 28, 2003

New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116


Ladies and Gentlemen:

      I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 7 to the Registration Statement on Form N-6 for Zenith Survivorship
Life 2002, issued through New England Variable Life Separate Account
(File No. 333-89409).

                                                      Very truly yours,

                                                      /s/ Anne M. Goggin

                                                      Anne M. Goggin
                                                      Senior Vice President and
                                                      General Counsel